EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP
                             INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below incorporated by reference in the Registration Statement (Form S-4 No. 333- ) and the related Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Health Images, Inc.


HEALTHSOUTH Corporation and Subsidiaries  ...  May 23, 1996
Surgical Health Corporation .................  April 18, 1995
ReLife, Inc. ................................  February 17, 1995
Rehab Systems Company .......................  September 8, 1995
Sutter Surgery Centers, Inc. ................  March 31, 1995
Advantage Health Corporation ................  October 4, 1995
Harmarville Rehabilitation Center, Inc.  ....  August 25, 1995

                                                            ERNST & YOUNG LLP


January 8, 1997